As filed with the Securities and Exchange Commission on May 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Repare Therapeutics Inc.

(Exact name of Registrant as specified in its charter)

Québec	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7171 Frederick-Banting, Building 2, Suite 270
St-Laurent, Québec, Canada	H4S 1Z9
(Address of Principal Executive Offices)	(Zip Code)

Repare Therapeutics Inc. 2024 Inducement Plan

(Full title of the plan)

Lloyd M. Segal

Chief Executive Officer

Repare Therapeutics USA Inc.

101 Main Street, Suite 1650

Cambridge, MA 02142

+1 857 412 7018

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 +1 617 937 2300	Robert Carelli Jeremy Sculnick Stikeman Elliott LLP 1155 René-Lévesque Blvd. West 41st Floor Montréal, Québec, Canada H3B 3V2 +1 514 397 3222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024;

(b) the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2023 from its definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2024;

(c) the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 7, 2024;

(d) the Registrant’s Current Reports on Form 8-K filed with the Commission on January  12, 2024, January  25, 2024, February  12, 2024 and April 26, 2024 (excluding information furnished under Item 7.01 thereto); and

(e) the description of the common shares, no par value, of the Registrant, which is contained in the Registrant’s Registration Statement on Form 8-A filed on June 16, 2020 (File No. 001-39335) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Québec) (the “QBCA”) and the amended and restated bylaws of the Registrant, the Registrant must indemnify its current or former directors and officers, agents or any other individuals who act or has acted at the Registrant’s request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of such individual’s functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which such individual is involved. The QBCA also provides that the Registrant must advance moneys to such individual for costs, charges and expenses incurred in connection with such a proceeding; provided that such individual shall repay such payment if they do not fulfill the conditions described below.

Indemnification is prohibited under the QBCA unless the individual:

•	acted with honesty and loyalty in our interests, or in the interest of the other group for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that their conduct was lawful.

The QBCA and the amended and restated bylaws of the Registrant authorize the Registrant to purchase and maintain insurance for the benefit of each of its current or former directors or officers and each person who acts or acted at the Registrant’s request as a director, officer or an individual acting in a similar capacity, of another entity.

In addition, the Registrant has entered, and intends to continue to enter, into separate indemnity agreements with each of its directors and officers. These indemnity agreements, among other things, require the Registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at the Registrant’s request.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Incorporated by Reference
		Schedule Form	File Number	Exhibit	Filing Date

4.1	Articles of Continuance of Repare Therapeutics Inc.	8-K	001-39335	3.1	June 23, 2020

4.2	Amended and Restated Bylaws of Repare Therapeutics Inc.	8-K	001-39335	3.2	June 23, 2020

4.3	Form of Common Share Certificate.	S-1/A	333-238822	4.1	June 15, 2020

5.1*	Opinion of Stikeman Elliott LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1*	Repare Therapeutics Inc. 2024 Inducement Plan

99.2*	Form of Stock Option Grant Notice and Stock Option Agreement for the Repare Therapeutics Inc. 2024 Inducement Plan.

99.3*	Form of Restricted Stock Unit Grant Notice and Award Agreement for the Repare Therapeutics Inc. 2024 Inducement Plan.

107*	Filing Fee Table.

*	Filed herewith.

ITEM 9.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” tables in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Montréal, Province of Québec, Canada, on this 24th day of May, 2024.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Name: Lloyd M. Segal
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lloyd M. Segal and Steve Forte, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lloyd M. Segal Lloyd M. Segal	President, Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2024

/s/ Steve Forte Steve Forte	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 24, 2024

/s/Thomas Civik Thomas Civik	Chairman of the Board of Directors	May 24, 2024

/s/ David Bonita, M.D. David Bonita, M.D.	Director	May 24, 2024

/s/ Todd Foley Todd Foley	Director	May 24, 2024

/s/ Samarth Kulkarni, Ph.D. Samarth Kulkarni, Ph.D.	Director	May 24, 2024

/s/ Susan Molineaux, Ph.D. Susan Molineaux, Ph.D.	Director	May 24, 2024

/s/ Briggs Morrison, M.D. Briggs Morrison, M.D.	Director	May 24, 2024

/s/ Ann D. Rhoads Ann D. Rhoads	Director	May 24, 2024

/s/ Carol A. Schafer Carol A. Schafer	Director	May 24, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement or amendment thereto on the 24th day of May, 2024.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Name: Lloyd M. Segal
Title: President and Chief Executive Officer